                                                                     Exhibit 3.1
                                                                     -----------

                  RESTATED ARTICLES OF DUQUESNE LIGHT COMPANY

    RESOLVED, that the Articles of Duquesne Light Company be amended and restated in their entirety so as to read in full as follows:

    1/st/.  The name of the Company is DUQUESNE LIGHT COMPANY.

    2/nd/. The location and post office address of its current registered office in the Commonwealth of Pennsylvania is 411 Seventh Avenue, City of Pittsburgh 15219, County of Allegheny.

    3/rd/. The purposes for which the Company is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania are to engage in, and do any lawful act concerning, any or all lawful business for which corporations may be incorporated under said Business Corporation Law, including but not limited to:

          A.  The supply of light, heat and power to the public by any means;

          B. The production, generation, manufacture, transmission, transportation, storage, distribution or furnishing of electricity, natural or artificial gas, steam or air conditioning, or any combination thereof to or for the public; and

          C. Manufacturing, processing, owning, using and dealing in personal property of every class and description, engaging in research and development, the furnishing of services, and acquiring, owning, using and disposing of real property of every nature whatsoever.

    4/th/. The Company shall exist for the term of 999 years from June 18, 1890.

    5/th/. The aggregate number of shares which the Company shall have authority to issue shall be:

          (a) 4,000,000 shares of Preferred Stock, of the par value of $50 per share; and
          (b) 8,000,000 shares of Preference Stock, of the par value of $1 per share; and
          (c) 90,000,000 shares of Common Stock, of the par value of $1 per share.

The designations, preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the Preferred Stock and the six series thereof presently outstanding, the Preference Stock and the one series thereof presently outstanding, and the Common Stock of the Company, and a statement of the authority hereby vested in the Board of Directors of the Company to fix and determine the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of all series of the Preferred Stock other than the six series thereof presently outstanding, and of all series of Preference Stock other than the one series thereof presently outstanding, shall be as follows:

                      Division A -- THE PREFERRED STOCK.

    1.1. Series. Except for the six series presently outstanding, the provisions of which are set forth in Division E hereof, the Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of Preferred Stock into series, and in the resolution or resolutions providing for the issue of shares of a particular series, before issuance, to fix and determine the designation and the relative rights and preferences of the series, so established (except as otherwise expressly provided herein for all series), to the fullest extent now or hereafter permitted by the laws of the Commonwealth of Pennsylvania, including the variations between different series in the following respects:

    (a)  the distinctive serial designation of such series;

    (b) the annual dividend rate of such series, and the date from which dividends shall commence to accrue;

    (c) the redemption price or prices for shares of such series and the terms and conditions on which such shares may be redeemed;

    (d) the sinking fund provisions, if any, for the redemption or purchase of shares of such series;

    (e) the preferential amount or amounts payable upon shares of such series in the event of the voluntary or involuntary liquidation of the Company;

    (f) the voting rights, if any, of such series in addition to those provided in Subdivision 1.5 of this Division A and in Subdivision 4.1 of Division D hereof;

    (g) the terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of shares of the Company into which such shares may be converted; and

    (h) such other terms, limitations and relative rights and preferences, if any, of shares of any such series as the Board of Directors may, at the time of such resolution, lawfully fix and determine under the laws of the Commonwealth of Pennsylvania.

All shares of Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided pursuant to the preceding sentence or in Division E hereof. The Board of Directors is hereby expressly authorized to fix the number of shares which shall constitute any series of Preferred Stock, which number, unless the Board of Directors shall have otherwise provided in establishing such series, may at any time or from time to time be increased or decreased, but not below the number of shares thereof then outstanding.

    1.2. Dividends. Out of the assets of the Company available for dividends, the holders of each series of the Preferred Stock at the time outstanding shall be entitled to receive, if and when declared payable by the Board of Directors, a dividend in cash at, but not exceeding, the fixed dividend rate for the particular series, payable quarterly on the first day of January, April, July and October in each year, or on such other days as may be provided for any particular series by the Board of Directors pursuant to Subdivision 1.1 hereof, and such dividends on each series of the Preferred Stock shall be cumulative, so that in no event shall any dividend, whether in cash, stock or other property, be declared or paid upon or set apart for, or any distribution be made or ordered in respect of, the Preference Stock, the Common Stock or any other class of stock ranking junior to the Preferred Stock as to dividends or assets nor shall any moneys or other consideration be set aside for or applied to the purchase of Common Stock or the purchase or redemption of the Preference Stock or any such junior stock, unless all dividends on each of the then outstanding series of the Preferred Stock for all past quarter-yearly dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart, and the full dividend thereon for the then current quarter-yearly dividend period shall have been or concurrently shall be paid or declared. Dividends on shares of the six presently outstanding series of Preferred Stock shall commence to accrue and be cumulative from the dates set forth in Division E hereof. Dividends on all shares of the Preferred Stock of each series other than such six presently outstanding series shall commence to accrue and be cumulative on such date as shall be provided for such series by the Board of Directors pursuant to Subdivision 1.1 hereof; but in the event of the issue of additional shares of Preferred Stock of any series subsequent to the date of the initial issue of shares of such series, all dividends paid on the Preferred Stock of such series prior to the issue of such additional shares, and all dividends declared payable to the holders of Preferred Stock of such series of record on a date prior to such issue, shall be deemed to have been paid in respect to the additional shares so issued. Any dividends declared or paid on the Preferred Stock in an amount less than full cumulative dividends accrued or in arrears upon all Preferred Stock outstanding shall, if more than one series be outstanding, be divided between the different series in proportion to the aggregate amounts which would be distributable to the Preferred Stock of each series if full cumulative dividends to the next preceding quarterly dividend date were declared and paid thereon.

    As used herein, the expression "dividends accrued or in arrears" means, in respect of each share of the Preferred Stock of any series, that amount which shall be equal to simple interest upon the par value of such share at an annual rate equal to the percentage that the fixed dividend rate for such series is of such par value from the date from which cumulative dividends on such share commence to accrue to the date as of which the computation is to be made, less the aggregate amount (without interest thereon) of all dividends theretofore and on such date paid (or deemed to have been paid) or declared and set aside for payment in respect thereof.

    1.3. Preference of the Preferred Stock on Liquidation, Etc. In the event of any liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock of each series shall be entitled to receive in cash, for each share thereof, the fixed liquidation price for such series, plus, in case such liquidation, dissolution or winding up shall have been voluntary, the fixed liquidation premium, if any, for such series, together in all cases with an amount equal to all dividends accrued or in arrears thereon to the date fixed for such payment, before any distribution of assets shall be made to the holders of the Preference Stock, the Common Stock or any other class of stock ranking junior to the Preferred Stock as to dividends or assets; but the holders of the Preferred Stock shall be entitled to no further participation in such distribution. If upon any such liquidation, dissolution or winding up, the assets distributable among the holders of the Preferred Stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then such assets shall be distributed among the holders of all series of the Preferred Stock then outstanding, ratably per share in proportion to the full preferential amounts per share to which they are respectively entitled as hereinbefore provided. A consolidation or merger of the Company, a sale or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the Company of any class, shall not be regarded as a "liquidation, dissolution or winding up" of the Company within the meaning of this Subdivision 1.3.

    1.4. Redemption, Repurchase and Retirement of the Preferred Stock. The Company, at its option, expressed by vote of its Board of Directors, may at any time or from time to time redeem the whole or any part of the Preferred Stock or of any series thereof at the applicable redemption price for each such series to be redeemed.

    Notice of any proposed redemption of any shares of Preferred Stock shall be given by mailing a copy of such notice, postage prepaid, to the holders of record of the shares of Preferred Stock to be redeemed, at their respective addresses then appearing on the books of the Company, not less than 30 nor more than 90 days prior to the date designated for such redemption and by publishing such notice at least once in each of three successive calendar weeks, in each case on any day in the week (the first publication to be not less than 30 nor more than 90 days prior to the redemption date) in a daily newspaper printed in the English language and published and of general circulation in the City of Pittsburgh, Commonwealth of Pennsylvania, and in a like newspaper published in the Borough of Manhattan, City and State of New York; provided that if notice of redemption shall be published as aforesaid, then mailing thereof as aforesaid shall not be a condition precedent to the redemption, and failure so to mail such notice or any defect in the mailing thereof shall not affect the validity of the redemption proceedings. In the case of the redemption of less than all of the shares of any series of the Preferred Stock at the time outstanding, the shares to be redeemed shall be determined by lot or in such other impartial manner as the Board of Directors shall determine. From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Company in providing funds sufficient for such redemption at the time and at the place or places specified for the payment pursuant to such notice, all dividends on the shares called for redemption shall cease to accrue; and from and after the date so fixed, unless default be made as aforesaid, or from and after the date of the earlier deposit by the Company with a bank or trust company having an aggregate capital and surplus of at least $2,000,000 and doing business in the City of Pittsburgh, Commonwealth of Pennsylvania or in the Borough of Manhattan, City and State of New York, in trust for the benefit of the holders of the shares of Preferred Stock so called for redemption, of all funds necessary for such redemption as aforesaid (provided in the latter case that there shall have been mailed as aforesaid to holders of record of the shares to be redeemed a notice of the redemption thereof containing a statement that such deposit has been or is to be made, or the Company shall have executed and delivered to a Transfer Agent for the Preferred Stock or to the bank or trust company with which such deposit is made an instrument, purporting to be irrevocable, authorizing it to mail such notice), all rights of the holders of the shares so called for redemption as stockholders of the Company shall cease and determine, except only the right to receive the redemption price of such shares when due, and such shares shall be deemed to be no longer outstanding. Any funds so deposited remaining unclaimed by holders of shares so called for redemption at the end of a period of five years after the redemption date shall revert to the general funds of the Company and such funds and any interest which shall have been allowed thereon shall be paid to the Company, and thereafter the holders of the shares called for redemption in respect of which such unclaimed funds were held shall look only to the Company for the satisfaction of such rights, if any, as they may have to the payment of the redemption price of such shares.

    The Company may not purchase or redeem any of its Preferred Stock so long as dividend arrearages exist on outstanding Preferred Stock of any series unless the redemption or purchase offer is made applicable to all Preferred Stock outstanding. Where purchases are made, the price paid shall not exceed the current redemption price applicable to the shares purchased. Any shares of Preferred Stock purchased, redeemed or otherwise acquired shall forthwith be cancelled and restored to the status of authorized but unissued shares of Preferred Stock without series designation.

    1.5.  Restrictions on Certain Corporate Action.

    (A) So long as any shares of the Preferred Stock are outstanding, the Company shall not, without the consent (given in writing or by vote of the Preferred Stock as a class at a meeting called for the purpose) of the holders of at least two-thirds of the then issued and outstanding shares of Preferred Stock,

         (1) amend, alter or repeal any of the rights, preferences or powers of the outstanding Preferred Stock of any series fixed herein or determined by the Board of Directors as provided herein, so as to affect adversely any such rights, preferences or powers; or

         (2) create or authorize any shares of any class of stock ranking prior to the Preferred Stock as to dividends or assets or issue any shares of any such class of prior stock more than 180 days after the vote of the Preferred Stock pursuant to this clause (2) authorizing or creating such shares.

    (B) So long as any shares of the Preferred Stock are outstanding, the Company shall not, without the consent (given in writing or by vote of the Preferred Stock as a class at a meeting called for the purpose) of the holders of at least a majority of the then issued and outstanding shares of Preferred Stock,

         (1) create or authorize any shares of the Preferred Stock in addition to the 4,000,000 shares thereof hereby authorized, or any shares of any other class of stock ranking on a parity with the Preferred Stock as to dividends or assets; or

         (2) after 700,000 shares of the Preferred Stock shall have been issued, issue, sell or otherwise dispose of any of the remaining shares of Preferred Stock now authorized or any additional shares of the Preferred Stock subsequently authorized, or any shares of any other class of stock ranking on a parity with the Preferred Stock as to dividends or assets, unless, after giving effect to such issuance and to the elimination of any indebtedness or shares of Preferred Stock, or of any shares of any other class of stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets, to be retired in connection with such issuance,

              (a) the consolidated income of the Company and its subsidiaries available for interest charges, as hereinafter defined, for any period of 12 consecutive calendar months within the 15 calendar months immediately preceding the issuance, sale or disposition of such shares, shall have been at least 1 1/2 times the sum of (i) the aggregate annual interest charges on all indebtedness of the Company and its subsidiaries consolidated (excluding inter-company items) to be outstanding and (ii) the aggregate annual dividend requirements on all shares of the Preferred Stock and of all other classes of stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets to be outstanding; provided, that the earnings of any property acquired by the Company or any subsidiary during or after the period for which income is computed or which is to be acquired in connection with the issuance of any such additional shares, if capable of being separately determined or estimated under generally accepted accounting principles, may be included in the foregoing computations as if such property had been owned for the whole of such period; and

              (b) the Common Stock equity, as hereinafter defined, of the Company shall be not less than the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Company in respect of all shares of the Preferred Stock and all shares of stock of any class ranking prior thereto or on a parity therewith as to dividends or assets, to be outstanding; provided that if, for the purpose of meeting the requirements of this clause (b), it shall have been necessary to take into consideration any earned surplus of the Company, the Company shall not thereafter pay any dividends on shares of its Common Stock which would result in reducing the Common Stock equity to an amount less than the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Company in respect of all outstanding shares of the Preferred Stock and of any stock of the Company ranking prior thereto or on a parity therewith as to dividends or assets.

         (3) merge or consolidate with or into any other corporation or corporations or sell, lease or otherwise dispose of all or substantially all of its assets, unless such merger, consolidation, sale, lease or other disposition or the issuance or assumption of all securities to be issued or assumed in connection therewith, shall have been ordered, permitted or approved by the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 as now in effect or as hereafter amended or by any successor commission or other regulatory authority of the

    United States of America having jurisdiction in the premises; but the provisions of this clause (3) shall not apply to a purchase or other acquisition by the Company of franchises (including franchises and rights granted by corporate charter) or assets of another corporation; or

        (4) issue any unsecured notes, debentures or other securities representing unsecured indebtedness or assume any such unsecured securities for purposes other than

             (a) the refunding of outstanding unsecured indebtedness theretofore issued or assumed by the Company;

             (b) the reacquisition, redemption or other retirement of any indebtedness pursuant to authorization by the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 as now in effect or as hereafter amended or by any successor commission or other regulatory authority of the United States of America having jurisdiction in the premises; or

             (c) the reacquisition, redemption or other retirement of all outstanding shares of the Preferred Stock or of any other class of stock ranking on a parity therewith as to dividends or assets or any shares of any class of stock ranking prior thereto as to dividends or assets;

    if immediately after such issue or assumption the total principal amount of such unsecured securities issued or assumed by the Company and then outstanding would exceed 20% of the aggregate of (i) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Company and then to be outstanding and (ii) the total of the capital stock and earned and capital surplus of the Company as then to be stated on its books plus any premiums on capital stock of the Company of any class then carried on its books.

    (C) So long as any shares of the Preferred Stock are outstanding, the Company shall not declare or pay any dividends on any shares of its capital stock of any class ranking junior to the Preferred Stock as to dividends or assets (hereinafter in this Paragraph (C) called "junior stock"), other than dividends payable in shares of junior stock, or make any other distribution on junior stock, or purchase or redeem or otherwise acquire for value any shares of junior stock, other than by the issuance in exchange therefor, or by the application of the proceeds of the issuance and sale, of capital stock of the Company ranking junior to the Preferred Stock as to dividends and assets, each such declaration, payment, distribution, purchase or acquisition being hereinafter referred to as a "junior stock payment", in contravention of the following restrictions, namely:

        (a) no junior stock payment shall be declared or made in an amount which, together with all other such junior stock payments declared or made in the 12 months' period ending on (and including) the date of the declaration or making of such junior stock payment, would in the aggregate exceed 50% of the consolidated net income of the Company and its subsidiaries available for dividends on junior stock, as hereinafter defined, for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the declaration or making of such junior stock payment, if, after giving effect to such payment, the ratio (hereinafter referred to as the capitalization ratio) of the Common Stock equity of the Company, as hereinafter defined, to its total capitalization, as hereinafter defined, would be less than 20%;

        (b) no junior stock payment shall be declared or made in an amount which, together with all other such junior stock payments declared or made in the 12 months' period ending on (and including) the date of the declaration or making of such junior stock payment, would in the aggregate exceed 75% of the consolidated net income of the Company and its subsidiaries available for dividends on junior stock for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the declaration or making of such junior stock payment, if, after giving effect to such payment, the capitalization ratio would be 20% or more, but less than 25%.

    (D) Notwithstanding the foregoing provisions of this Subdivision 1.5, it shall not be necessary to obtain any affirmative vote or written consent of holders of the Preferred Stock under any provision of this Subdivision 1.5 in respect of any matter therein specified, if, in connection with the accomplishment of such matter, provision is to be made for the redemption or retirement of all of the Preferred Stock at the time outstanding.

    (E) (a) The term "consolidated income of the Company and its subsidiaries available for interest charges" shall mean and include an amount computed as follows: From the total gross operating revenues and other income of the Company and its subsidiaries consolidated, there shall first be eliminated profits realized or losses sustained from the sale or other disposition of capital assets by the Company or any of its subsidiaries, or from the reacquisition of any securities of the Company or any of its subsidiaries, and taxes on or in respect of any such profits. There shall then be deducted, on a consolidated basis, all operating expenses, including therein rentals, expenditures for ordinary repairs and maintenance and charges to and appropriations out of income for reserves for renewals, replacements, retirements and depreciation, taxes (including income and excess profits taxes and other taxes based on or measured by income or undistributed earnings or income), miscellaneous interest charges, insurance charges, and other appropriate items, but not including therein (A) interest charges on account of outstanding securities of the Company or any of its subsidiaries, (B) charges for amortization of debt and stock discount or premium and expense, or (C) charges for amortization of electric plant acquisition adjustments and amortization of adjustments of cost of property, or charges to reserves or expense in respect of any thereof. There shall also be deducted the amount, if any, by which the expenditures for ordinary repairs and maintenance and charges to and appropriations out of income for reserves for renewals, replacements, retirements, and depreciation are less than an amount equal to 15% of the consolidated gross operating revenues, after deducting from such consolidated gross operating revenues an amount equal to the cost to the Company and its subsidiaries of electric energy and steam purchased and resold and rentals paid by the Company and its subsidiaries for property used in the generation, transmission, distribution or sale of electric energy and steam and included or reflected in operating expense accounts during the period for which income is being computed.

    (b) The term "consolidated net income of the Company and its subsidiaries available for dividends on junior stock" shall mean and include an amount computed as follows: To the "consolidated income of the Company and its subsidiaries available for interest charges" as defined above, there shall be credited interest charged to construction and there shall be deducted interest on outstanding securities of the Company and its subsidiaries and charges for amortization of debt and stock discount or premium and expense and all dividends paid or accrued upon any shares of Preferred Stock of the Company or any class of stock ranking prior to or on a parity with the Preferred Stock as to dividends; but there shall not be deducted any write-off or charge-off against surplus of expenses in connection with the issuance, redemption or retirement of any securities of the Company or any of its subsidiaries, including any amount paid in excess of the principal amount or par or stated value of the securities of the Company or any of its subsidiaries, or interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement.

    (c) The term "Common Stock equity" shall mean the aggregate of the par value of, or stated capital represented by, the outstanding shares of Common Stock of the Company, plus the capital surplus and earned surplus of the Company plus any premiums on Common Stock of the Company then carried on its books. For the purpose of computing the Common Stock equity, the surplus accounts of the Company shall be adjusted to eliminate (1) the amount, if any, by which the expenditures of the Company for ordinary repairs and maintenance and charges to and appropriations out of income for reserves for renewals, replacements, retirements and depreciation are less than an amount equal to 15% of the gross operating revenues of the Company, after deducting from such gross operating revenues an amount equal to the cost to the Company of electric energy and steam purchased and resold and rentals paid by the Company for property used by it in the generation, transmission, distribution or sale of electric energy and steam and included or reflected in its operating expense accounts for the period commencing August 1, 1947 and ending on the last day of the third month preceding the date as of which the Common Stock equity is being computed; (2) any amounts on the books of the Company known, or estimated if not known, to represent the excess, if any, of recorded value over original cost of used or useful utility plant and other property, and any item set forth on the asset side of the balance sheet of the Company as a result of accounting convention, such as unamortized debt discount and expense, or capital stock discount and expense, unless any such amount or item, as the case may be, is being amortized or is being provided for by a reserve; and (3) the excess, if any, of the aggregate amount payable on involuntary dissolution, liquidation or winding up upon all outstanding shares of Preferred Stock of the Company of all classes over the aggregate stated or par value of such shares.

    (d) The term "total capitalization" of the Company shall mean the aggregate of (1) the Common Stock equity, (2) the principal amount of all outstanding indebtedness of the Company maturing more than 12 months after the date of issue or assumption thereof and (3) the par value of, or stated capital represented by, and any premiums carried on the books of the Company in respect of, the outstanding shares of all classes of stock of the Company other than the Common Stock.

                      Division B -- THE PREFERENCE STOCK

    2.1. Series, Rank. Except for the one series presently outstanding, the provisions of which are set forth in Division F hereof, the Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of Preference Stock into series, and in the resolution or resolutions providing for the issue of shares of a particular series, before issuance, to fix and determine the designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights in respect of the Preference Stock as a class, or of the particular series so established (except as otherwise expressly provided herein for all series), or both, to the fullest extent now or hereafter permitted by the laws of the Commonwealth of Pennsylvania, including the rights of the Preference Stock as a class and the variations between different series in the following respects:

    (a)  the distinctive serial designations;

    (b) the annual dividend rates, and the dates from which dividends shall commence to accrue;

    (c) the redemption price or prices for shares and the terms and conditions on which such shares may be redeemed;

    (d) the sinking fund provisions, if any, for the redemption or purchase of shares;

    (e) the preferential amount or amounts payable upon shares in the event of the voluntary or involuntary liquidation of the Company;

    (f) the voting rights, if any, of such series in addition to those provided in Subdivision 2.5 of this Division B and in Subdivision 4.1 of Division D hereof;

    (g) the terms and conditions, if any, upon which shares may be converted and the class or classes or series of shares of the Company into which such shares may be converted; and

    (h) such other terms, limitations and relative rights and preferences, if any, of shares of Preference Stock as a class and of any such series of Preference Stock as the Board of Directors may, at the time of such resolution, lawfully fix and determine under the laws of the Commonwealth of Pennsylvania.

The Preference Stock shall constitute a class of stock ranking "junior to the Preferred Stock as to dividends and assets" as that phrase is used in Division A hereof. So long as any shares of Preferred Stock shall be outstanding, the preferences, privileges, rights and powers granted to or imposed upon the Preference Stock or any series thereof shall have no effect whatever on the preferences, privileges, rights and powers of the Preferred Stock which shall retain its rights and shall be and remain prior in all respects to the Preference Stock. All shares of Preference Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided pursuant to the first sentence of this Subdivision
2.1. The Board of Directors is hereby expressly authorized to fix the number of shares which shall constitute any series of Preference Stock, which number, unless the Board of Directors shall have otherwise provided in establishing such series, may at any time or from time to time be increased or decreased, but not below the number of shares thereof then outstanding.

    2.2. Dividends. Out of the assets of the Company available for dividends, the holders of each series of the Preference Stock at the time outstanding shall be entitled to receive, if and when declared payable by the Board of Directors, a dividend in cash at, but not exceeding, the fixed dividend rate for the particular series, payable quarterly on the first day of January, April, July and October in each year, or on such other days as may be provided for any particular series in Division F or by the Board of Directors pursuant to Subdivision 2.1 hereof, and such dividends on each series of the Preference Stock shall be cumulative, so that in no event shall any dividend, whether in cash, stock or other property, be declared or paid upon or set apart for, or any distribution be made or ordered in respect of, the Common Stock or any other class of stock ranking junior to the Preference Stock as to dividends or assets nor shall any moneys or other consideration be set aside for or applied to the purchase of Common Stock or the purchase or redemption of any such junior stock, unless all dividends on each of the then outstanding series of the Preference Stock for all past quarter-yearly dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart, and the full dividend thereon for the then current quarter-yearly dividend period shall have been or concurrently shall be paid or declared. Dividends on all shares of the Preference Stock of each series shall commence to accrue and be cumulative on such date as shall be provided for such series in Division F or by the Board of Directors pursuant to Subdivision 2.1 hereof; but in the event of the issue of additional shares of Preference Stock of any series subsequent to the date of the initial issue of shares of such series, all dividends paid on the Preference Stock of such series prior to the issue of such additional shares, and all dividends declared payable to the holders of Preference Stock of such series of record on a date prior to such issue, shall be deemed to have been paid in respect to the additional shares so issued. Any dividends declared or paid on the Preference Stock in an amount less than full cumulative dividends accrued or in arrears upon all Preference Stock outstanding shall, if more than one series be outstanding, be divided among the different series in proportion to the aggregate amounts which would be distributable to the Preference Stock of each series if full cumulative dividends to the next preceding quarterly dividend date were declared and paid thereon.

    As used herein, the expression "dividends accrued or in arrears" means, in respect of each share of the Preference Stock of any series, that amount which shall be equal to simple interest upon the par value of such share at an annual rate equal to the percentage that the fixed dividend rate for such series is of such par value from the date from which cumulative dividends on such share commence to accrue to the date as of which the computation is to be made, less the aggregate amount (without interest thereon) of all dividends theretofore and on such date paid (or deemed to have been paid) or declared and set aside for payment in respect thereof.

    2.3. Preference of the Preference Stock on Liquidation, Etc. In the event of any liquidation, dissolution or winding up of the Company, the holders of the Preference Stock of each series shall be entitled to receive in cash, for each share thereof, the fixed liquidation price for such series, plus, in case such liquidation, dissolution or winding up shall have been voluntary, the fixed liquidation premium, if any, for such series, together in all cases with an amount equal to all dividends accrued or in arrears thereon to the date fixed for such payment, before any distribution of assets shall be made to the holders of the Common Stock or any other class of stock ranking junior to the Preference Stock as to dividends or assets; but the holders of the Preference Stock shall be entitled to no further participation in such distribution. If upon any such liquidation, dissolution or winding up, the assets distributable among the holders of the Preference Stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then such assets shall be distributed among the holders of all series of the Preference Stock then outstanding, ratably per share in proportion to the full preferential amounts per share to which they are respectively entitled as hereinbefore provided. A consolidation or merger of the Company, a sale or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the Company of any class, shall not be regarded as a "liquidation, dissolution or winding up" of the Company within the meaning of this Subdivision 2.3.

    2.4. Redemption, Repurchase and Retirement of the Preference Stock. The Company, at its option, expressed by vote of its Board of Directors, may at any time or from time to time redeem the whole or any part of the Preference Stock or of any series thereof at the applicable redemption price for each such series to be redeemed.

    Notice of any proposed redemption of any shares of Preference Stock shall be given by mailing a copy of such notice, postage prepaid, to the holders of record of the shares of Preference Stock to be redeemed, at their respective addresses then appearing on the books of the Company, not less than 30 nor more than 90 days prior to the date designated for such redemption and by publishing such notice at least once in each of three successive calendar weeks, in each case on any day in the week (the first publication to be not less than 30 nor more than 90 days prior to the redemption date) in a daily newspaper printed in the English language and published and of general circulation in the City of Pittsburgh, Commonwealth of Pennsylvania, and in a like newspaper published in the Borough of Manhattan, City and State of New York; provided that if notice of redemption shall be published as aforesaid, then mailing thereof as aforesaid shall not be a condition precedent to the redemption, and failure so to mail such notice or any defect in the mailing thereof shall not affect the validity of the redemption proceedings. In the case of the redemption of less than all of the shares of any series of the Preference Stock at the time outstanding, the shares to be redeemed shall be determined by lot or in such other impartial manner as the Board of Directors shall determine. From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Company in providing funds sufficient for such redemption at the time and at the place or places specified for the payment pursuant to such notice, all dividends on the shares called for redemption shall cease to accrue; and from and after the date so fixed, unless default be made as aforesaid, or from and after the date of the earlier deposit by the Company with a bank or trust company having an aggregate capital and surplus of at least $2,000,000 and doing business in the City of Pittsburgh,

Commonwealth of Pennsylvania or in the Borough of Manhattan, City and State of New York, in trust for the benefit of the holders of the shares of Preference Stock so called for redemption, of all funds necessary for such redemption as aforesaid (provided in the latter case that there shall have been mailed as aforesaid to holders or record of the shares to be redeemed a notice of the redemption thereof containing a statement that such deposit has been or is to be made, or the Company shall have executed and delivered to a Transfer Agent for the Preference Stock or to the bank or trust company with which such deposit is made an instrument, purporting to be irrevocable, authorizing it to mail such notice), all rights of the holders of the shares so called for redemption as stockholders of the Company shall cease and determine, except only the right to receive the redemption price of such shares when due, and such shares shall be deemed to be no longer outstanding. Any funds so deposited remaining unclaimed by holders of shares so called for redemption at the end of a period of five years after the redemption date shall revert to the general funds of the Company and such funds and any interest which shall have been allowed thereon shall be paid to the Company, and thereafter the holders of the shares called for redemption in respect of which such unclaimed funds were held shall look only to the Company for the satisfaction of such rights, if any, as they may have to the payment of the redemption price of such shares.

    The Company may not purchase or redeem any of its Preference Stock so long as dividend arrearages exist on outstanding Preference Stock of any series unless the redemption or purchase offer is made applicable to all Preference Stock outstanding. Where purchases are made, the price paid shall not exceed the current redemption price applicable to the shares purchased. Any shares of Preference Stock purchased, redeemed or otherwise acquired shall forthwith be cancelled and restored to the status of authorized but unissued shares of Preference Stock without series designation.

    2.5. Restrictions on Certain Corporate Action.

    (A) So long as any shares of the Preference Stock are outstanding, the Company shall not, without the consent (given in writing or by vote of the Preference Stock as a class at a meeting called for the purpose) of the holders of at least two-thirds of the then issued and outstanding shares of Preference Stock,

         (1) amend, alter or repeal any of the rights, preferences or powers of the outstanding Preference Stock of any series so as to affect adversely any such rights, preferences or powers; or

         (2) create or authorize any shares of any class of stock ranking prior to the Preference Stock as to dividends or assets; provided, however, that the foregoing shall not apply to the authorization of shares or Preferred Stock of the par value of $50 per share in addition to the 4,000,000 shares of such stock presently authorized.

    (B) So long as any shares of the Preference Stock are outstanding, the Company shall not, without the consent (given in writing or by vote of the Preference Stock as a class at a meeting called for the purpose) of the holders of at least a majority of the then issued and outstanding shares of Preference Stock,

         (1) create or authorize any shares of (i) Preferred Stock of the par value of $50 per share in addition to the 4,000,000 shares of such stock presently authorized, or (ii) Preference Stock in addition to the 8,000,000 shares of such stock presently authorized, or (iii) any other class of stock ranking on a parity with the Preference Stock as to dividends or assets; or

         (2) merge or consolidate with or into any other corporation or corporations or sell, lease, or otherwise dispose of all or substantially all of its assets, unless such merger, consolidation, sale, lease or other disposition or the issuance or assumption of all securities to be issued or assumed in connection therewith, shall have been ordered, permitted or approved by the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 as now in effect or as hereafter amended or by any successor commission or other regulatory authority of the United States of America having jurisdiction in the premises; but the provisions of this clause (2) shall not apply to the purchase or other acquisition by the Company of franchises (including franchises and rights granted by corporate charter) or assets of another corporation.

    (C) Notwithstanding the foregoing provisions, it shall not be necessary to obtain any affirmative vote or written consent of holders of Preference Stock under any provision of subparagraphs (A) and (B) of this Subdivision 2.5 in respect of any matter therein specified, if, in connection with the accomplishment of such matter, provision is to be made simultaneously for the concurrent redemption or retirement in full of all of the Preference Stock at the time outstanding.

                        Division C -- THE COMMON STOCK

    3.1. Dividends. Out of any assets of the Company available for dividends remaining after full cumulative dividends, up to the then current dividend period, on the Preferred Stock and Preference Stock then outstanding shall have been paid, or declared and sums sufficient for the payment thereof set apart, and after or concurrently with making payment of or declaring full dividends on the Preferred Stock and Preference Stock then outstanding for the then current dividend period for such stock, then, and not otherwise, subject to the restrictions set forth in paragraph (C) of Subdivision 1.5 of Division A and in any resolution or resolutions providing for the issue of shares of a particular series of Preferred Stock or of Preference Stock, dividends may be paid upon the Common Stock to the exclusion of the Preferred Stock and the Preference Stock.

    3.2. Distribution of Assets. In the event of any liquidation, dissolution or winding up on the Company, after there shall have been paid or set aside in cash for the holders of the Preferred Stock and the Preference Stock the full preferential amounts to which they are entitled under the provisions of the foregoing Division A and Division B, the holders of the Common Stock shall be entitled to receive pro rata all of the remaining assets of the Company available for distribution to its stockholders. The Board of Directors by vote of a majority of the members thereof may distribute in kind to the holders of the Common Stock such remaining assets of the Company or may sell, transfer or otherwise dispose of any or all of the remaining assets of the Company and receive payment therefor wholly or in part in cash or in stock or obligations and may sell all or any part of the consideration received therefor and distribute the balance thereof in kind to the holders of the Common Stock.

          Division D -- PROVISIONS APPLICABLE TO THE PREFERRED STOCK,
                   THE PREFERENCE STOCK AND THE COMMON STOCK

    4.1.  Voting Rights.

    (A) Common Stock. Except as hereinafter in this Subdivision 4.1 provided, the holders of the Common Stock shall have exclusive voting rights for the election of directors and for all other purposes and shall be entitled to one vote for each share held. The holders of the Common Stock shall not have cumulative voting rights in the election of Directors.

    (B) Preferred Stock. The holders of the Preferred Stock shall have no voting rights except as follows:

        (a)  as provided in Subdivision 1.5 of Division A hereof;

        (b) as may be provided with respect to any particular series of the Preferred Stock (other than the six presently outstanding series thereof) by the Board of Directors pursuant to Subdivision 1.1 hereof; and

        (c) if and whenever dividends payable on any of the Preferred Stock shall be in default in an amount equal to four or more full quarter-yearly dividends per share, then the holders of the Preferred Stock of all series voting together as a class shall be entitled to elect the smallest number of Directors necessary to constitute a majority of the full Board of Directors of the Company until such time as all arrears in dividends on the Preferred Stock and the current dividend thereon shall have been paid or declared and set apart for payment, whereupon all voting rights and all rights to notice of stockholders' meetings given by this clause (c) shall be divested from the Preferred Stock (subject, however, to being at any time or from time to time similarly revived and divested).

    On any matter on which the holders of Preferred Stock shall be entitled to vote they shall be entitled to one vote for each share held, except as hereinafter in this Subdivision 4.1 provided.

    So long as the holders of the Preferred Stock shall have the right to elect Directors under the provisions of this Subdivision 4.1, the holders of the Common Stock voting separately as a class (subject to any voting rights which may be granted to the Preference Stock or any series thereof) shall be entitled to elect the remaining Directors.

    In all elections for Directors by class vote of the holders of the Preferred Stock or the Preference Stock, every holder of such class of stock entitled to vote shall have the right, in person or by proxy, to multiply the number of votes to which such stockholder may be entitled by the number of Directors for the election of whom he is entitled to vote at such meeting, and such stockholder may cast the whole number of such votes for one candidate or may distribute them among any two or more candidates. The candidates receiving the highest number of votes up to the number of Directors to be elected by such class shall be elected. The foregoing provisions of this paragraph shall not be changed with respect to any class of stock unless the holders of record of not less than two-thirds of the number of shares of such class of stock then outstanding shall consent thereto in writing or by voting therefor in person or by proxy at the meeting of stockholders at which any such change is considered.

    Upon the accrual of the right of the holders of the Preferred Stock to elect a majority of the Board of Directors as above provided in this Subdivision 4.1, the Secretary of the Company shall call a special meeting of the stockholders of the Company for the purpose of electing a new Board of Directors, to be held not less than 45 or more than 60 days after the accrual of such right; provided, that no such special meeting shall be called if the date of such accrual of such right shall be less than 120 days prior to the date fixed by the by-laws of the Company for the next annual meeting of stockholders.

    The notice of any such special meeting and of any annual meeting of the Company at which the holders of the Preferred Stock shall have the right to elect Directors shall state (1) that by reason of the fact that the Company has defaulted in the payment of dividends payable on the Preferred Stock in an amount equal to four or more full quarter-yearly dividends per share, the holders of the Preferred Stock, voting together as a class, are entitled to elect the smallest number of Directors necessary to constitute a majority of the full Board of Directors; (2) that any holder of Preferred Stock has the right at any reasonable time to inspect and make copies of the list or lists of the holders of Preferred Stock maintained at the principal office of the Company or at the office of any transfer agent for the Preferred Stock; and (3) the substance of the next succeeding paragraph with respect to the number of shares of Preferred Stock required to be represented at any meeting or adjournment thereof for the election of Directors of the Company at which such holders have the right to elect Directors.

    At any such special or annual meeting at which the holders of the Preferred Stock shall have the right to elect Directors, the presence in person or by proxy of the holders of a majority of the outstanding Common Stock shall be required to constitute a quorum of such class for the election of Directors and the presence in person or by proxy of the holders of a majority of the outstanding Preferred Stock shall be required to constitute a quorum of such class for the election of Directors; provided, however, that in the absence of such a quorum of the holders of the Preferred Stock, no election of Directors shall be held but a majority of the holders of the Preferred Stock who are present in person or by proxy shall have power to adjourn the meeting for election of directors to a date not less than 25 nor more than 60 days from the date of such original meeting. At any such adjourned meeting the presence in person or by proxy of the holders of 35% of the outstanding Preferred Stock shall constitute a quorum of such class for the election of Directors.

    In the event any such special or annual meeting of stockholders shall be adjourned as aforesaid, the Secretary of the Company shall, within 10 days after the date of the original meeting, cause notice of the adjourned meeting to be given to all stockholders of the Company entitled to vote thereat. Such notice shall contain substantially the statements hereinabove required with respect to the original meeting, and shall further state that the required quorum of the holders of the Preferred Stock was not present at such original meeting and that the holders of 35% of the outstanding Preferred Stock will constitute a quorum of such class for the election of Directors at such adjourned meeting.

    If the requisite quorum of holders of Preferred Stock shall not be present at such adjourned meeting, then in case the original meeting was a special meeting called as aforesaid, the Directors of the Company then in office shall remain in office until the next annual meeting of the stockholders of the Company and until their successors have been elected and shall qualify; or, if such original meeting was an annual meeting of stockholders, all members of the Board of Directors to be elected at such meeting shall be elected by a vote of the holders of a majority of the shares of Common Stock of the Company present in person or represented by proxy at such adjourned meeting.

    Whenever, under the foregoing provisions of this Subdivision 4.1, the rights of the holders of the Preferred Stock to elect a majority of the Board of Directors of the Company shall terminate, the Secretary of the Company shall call a special meeting of the holders of the Common Stock of the Company (and of any other shares of stock of the Company at the time entitled to vote for the election of Directors) for the purpose of electing a new Board of Directors, unless the annual meeting of stockholders is to convene within 120 days after such termination.

    If, at any meeting held for the purposes of electing Directors upon the accrual or termination of the right of holders of the Preferred Stock to elect Directors as provided in this Subdivision 4.1, any Director shall not be re-elected, his term of office shall end upon the election of his successor, notwithstanding that the term for which he was originally elected shall not at the time have expired.

    Any vacancy among Directors occurring during any period for which members of the Board of Directors shall have been elected by the holders of Preferred Stock pursuant to this Subdivision 4.1 may be filled (i) by a plurality vote, at any annual meeting of stockholders or at a special meeting which may be called for the purpose and in the manner hereinabove in this Subdivision 4.1 provided, of the shares of the class by which the Director whose place is to be filled (or his predecessor in the case of a Director who has succeeded to a vacancy) was elected or (ii) pending such action, by the affirmative vote of a majority of the remaining Directors elected by vote of the shares of the class by which such Director (or his predecessor) was elected, or succeeding to a director or directors so elected. In any such case, any Director so elected shall hold office, subject to the provisions of this Subdivision 4.1, until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified.

     (C) Preference Stock. The holders of the Preference Stock shall have no voting rights except as follows:

          (a)  as provided in Subdivision 2.5 of Division B hereof;

          (b) as may be provided with respect to any particular series of the Preference Stock (other than the presently outstanding series thereof) by the Board of Directors pursuant to Subdivision 2.1 hereof; and

          (c) if and whenever dividends payable on any series of the Preference Stock shall be in default in an amount equivalent to one and one-half times the annual dividend rate or more per share and thereafter until all dividends on the Preference Stock in arrears shall have been paid or declared and set apart for payment, the holders of the Preference Stock of all series voting together as a class shall be entitled to elect two members of the Board of Directors. Upon any such election holders of the Preference Stock will have the right to cumulate their votes as provided in Part B of this Subdivision 4.1. When all dividends in arrears on the Preference Stock and the current dividend thereon shall have been paid or declared and set apart for payment, all voting rights given by this paragraph shall be divested from the Preference Stock, subject to being at any time, and from time to time, similarly revived and divested.

     On any matter on which the holders of Preference Stock shall be entitled to vote they shall be entitled to one vote for each share held, except as specifically provided above in this Subdivision 4.1.

     Upon the accrual of the right of the holders of the Preference Stock to elect two members of the Board of Directors as herein provided, the Secretary of the Company shall call a special meeting of the stockholders of the Company for the purpose of electing a new Board of Directors, to be held not less than 45 nor more than 60 days after the accrual of such right; provided, that no such special meeting shall be called if the date of such accrual of such right shall be less than 120 days prior to the date fixed by the by-laws of the Company for the next annual meeting of stockholders.

     The notice of any such special meeting and of any annual meeting of the Company at which the holders of the Preference Stock shall have the right to elect two Directors shall state (1) that by reason of the fact that the Company has defaulted in the payment of dividends payable on the Preference Stock in an amount equivalent to one and one-half times the annual dividend rate or more per share, the holders of the Preference Stock, voting together as a class, are entitled to elect two members of the Board of Directors; (2) that any holder of Preference Stock has the right at any reasonable time to inspect and make copies of the list or lists of the holders of Preference Stock maintained at the principal office of the Company or at the office of any transfer agent for the Preference Stock; and (3) the substance of the next succeeding paragraph with respect to the number of shares of Preference Stock required to be represented at any meeting or adjournment thereof for the election of Directors of the Company at which such holders have the right to elect two members of the Board of Directors.

     At any such special or annual meeting at which the holders of the Preference Stock shall have the right to elect Directors, the presence in person or by proxy of the holders of a majority of the outstanding Preference Stock shall be required to constitute a quorum of such class; provided, however, that the absence of a quorum of the holders of the Preference Stock shall not prevent the election at any such meeting or adjournment thereof of Directors by any other class of stock of the Company entitled to elect Directors if the required quorum of such other class is present; provided further that in the absence of a quorum of the holders of Preference Stock a majority of the holders of the Preference Stock who are present in person or by proxy shall have power to adjourn the election of the Directors to be elected by the Preference Stock to a date not less than 25 days nor more than 60 days from the date of such original meeting. At any such adjourned meeting the presence in person or by proxy of the holders of 25% of the outstanding Preference Stock shall constitute a quorum of such class for the election of Directors.

     In the event any such election of Directors by the Preference Stock shall be adjourned as aforesaid, the Secretary of the Company shall within 10 days after the date of the original meeting, cause notice of the adjourned meeting to be given to all holders of the Preference Stock. Such notice shall contain substantially the statements herein required with respect to the original meeting, and shall further state that the required quorum of the holders of the Preference Stock was not present at such original meeting and that the holders of 25% of the outstanding Preference Stock will constitute a quorum of such class for the election of Directors at such adjourned meeting.

     If the requisite quorum of holders of the Preference Stock shall not be present at such adjourned meeting of the holders of the Preference Stock, no members of the Board of Directors shall be elected by the holders of the Preference Stock, subject, however, to their right to elect Directors at the next annual meeting of stockholders.

     Whenever, under the foregoing paragraphs of this Part C, the rights of the holders of the Preference Stock to elect two members of the Board of Directors of the Company shall terminate, the terms of such Directors shall be deemed to have expired as of such time and their positions on the Board of Directors shall be deemed to be vacant.

     Any vacancy, other than vacancies resulting from the expiration of their terms, among Directors elected by the holders of Preference Stock pursuant hereto may be filled (i) by plurality vote of the shares of the Preference Stock at any annual meeting of stockholders or at a special meeting of the holders of the Preference Stock which may be called for such purpose, or (ii) pending such action, by the affirmative vote of the remaining Director elected by vote of the shares of the Preference Stock, or succeeding to a director or directors so elected. In any such case, any Director so elected shall hold office, subject to the provisions of this Subdivision 4.1, until the next annual meeting of stockholders or the next special meeting of the holders of the Preference Stock called pursuant to clause (i) above and until his successor shall have been duly elected and qualified.

     4.2. Preemptive Rights. Upon any issue for money or other consideration of any stock of the Company that may be authorized from time to time, no holder of stock irrespective of the kind of such stock shall have any preemptive or other right to subscribe for, purchase, or receive any proportionate or other share of the stock so issued, but the Board of Directors may dispose of all or any portion of such stock as and when it may determine, free of any such rights, whether by offering the same to stockholders or by sale or other disposition as said Board may deem advisable.

    4.3. Amendments to By-laws. The Board of Directors may make, amend and repeal the By-Laws with respect to those matters which are not, by statute, reserved exclusively to the stockholders, subject always to the power of the stockholders to change such action.

    4.4. General. The Company may issue and dispose of any of its authorized shares for such consideration as may be fixed by the Board of Directors subject to the laws then applicable. The consideration received by the Company from the issuance and sale of any additional shares of capital stock without par value shall be entered in the capital stock account.

      Division E -- STATEMENTS WITH RESPECT TO SERIES OF PREFERRED STOCK

    The designations of the six series of Preferred Stock outstanding on the date of filing of these Restated Articles, and the rates of dividends thereon, the price or prices at and the terms and conditions on which shares thereof may be redeemed, the amounts payable in event of voluntary or involuntary liquidation (the amount payable upon involuntary liquidation being hereinafter referred to as the "fixed liquidation price" and the amount of premium payable in addition to the fixed liquidation price upon voluntary liquidation being hereinafter referred to as the "fixed liquidation premium"), and the additional terms and conditions thereof, are as follows:

    5.1. 4% Preferred Stock. Effective August 25, 1950, there was created and established an initial series of Preferred Stock consisting of and limited to 530,000 shares, having the following relative rights and preferences:

    (a) Designation. The said initial series of Preferred Stock shall be designated "4% Preferred Stock".

    (b) Dividend Rate. The fixed dividend rate shall be 4% per annum. Dividends on said initial series of Preferred Stock shall commence to accrue and be cumulative from November 1, 1950.

    (c) Redemption. The redemption price for the 4% Preferred Stock shall be the sum of the following: the par value per share plus a premium of $4 per share if redeemed on or prior to December 31, 1951; of $3.50 per share if redeemed thereafter and on or prior to December 31, 1954; of $3 per share if redeemed thereafter and on or prior to December 31, 1957; of $2.50 per share if redeemed thereafter and on or prior to December 31, 1960; of $2 if redeemed thereafter and on or prior to December 31, 1963; and of $1.50 if redeemed at any time thereafter, plus, in any case, an amount equal to all dividends accrued or in arrears on such stock to the date of redemption.

    (d) Liquidation. The fixed liquidation price for the 4% Preferred Stock shall be the par value per share thereof; and the fixed liquidation premium thereon shall be an amount per share equal to the redemption premium at the time applicable thereto.

    5.2. 3.75% Preferred Stock. Effective September 13, 1950, there was created and established a series of Preferred Stock consisting of and limited to 150,000 shares, having the following relative rights and preferences:

    (a) Designation. The said series of Preferred Stock shall be designated "3.75% Preferred Stock".

    (b)   Dividend Rate.  The fixed dividend rate shall be 3.75% per annum.

    (c) Redemption. The redemption price for the 3.75% Preferred Stock shall be the sum of the following: the par value per share plus a premium of $2.50 per share if redeemed on or prior to December 31, 1951; of $2.00 per share if redeemed thereafter and on or prior to December 31, 1954; of $1.50 per share if redeemed thereafter and on or prior to December 31, 1957; and of $1.00 per share if redeemed at any time thereafter, plus, in any case, an amount equal to all dividends accrued or in arrears on such stock to the date of redemption.

    (d) Liquidation. The fixed liquidation price for the 3.75% Preferred Stock shall be the par value per share thereof; and the fixed liquidation premium thereon shall be an amount per share equal to the redemption premium at the time applicable thereto.

    5.3. 4.15% Preferred Stock. Effective September 17, 1952, there was created and established a series of Preferred Stock consisting of and limited to 140,000 shares, having the following relative rights and preferences:

    (a) Designation. The said series of Preferred Stock shall be designated as "4.15% Preferred Stock".

    (b)   Dividend Rate.  The fixed dividend rate shall be 4.15% per annum.

    (c) Redemption. The redemption price for the 4.15% Preferred Stock shall be the sum of the following: the par value per share plus a premium of $2.98 per share if redeemed on or prior to December 31, 1955; of $2.48 per share if redeemed thereafter and on or prior to December 31, 1958; of $2.23 per share if redeemed thereafter and on or prior to December 31, 1961; and of $1.73 per share if redeemed at any time thereafter, plus, in any case, an amount equal to all dividends accrued or in arrears on such stock to the date of redemption.

    (d) Liquidation. The fixed liquidation price for 4.15% Preferred Stock shall be the par value per share thereof; and the fixed liquidation premium thereon shall be an amount per share equal to the redemption premium at the time applicable thereto.

    5.4. 4.20% Preferred Stock. Effective December 8, 1953, there was created and established a series of Preferred Stock initially consisting of 100,000 shares, having the following relative rights and preferences:

    (a) Designation. The said series of Preferred Stock shall be designated as "4.20% Preferred Stock".

    (b)   Dividend Rate.  The fixed dividend rate shall be 4.20% per annum.

    (c) Redemption. The redemption price for the 4.20% Preferred Stock shall be the sum of the following: the par value per share plus a premium of $3.46 per share if redeemed on or prior to December 31, 1958; of $2.96 per share if redeemed thereafter and on or prior to December 31, 1963; of $2.21 per share if redeemed thereafter and on or prior to December 31, 1968; and of $1.71 per share if redeemed at any time thereafter, plus, in any case, an amount equal to all dividends accrued or in arrears on such stock to the date of redemption.

    (d) Liquidation. The fixed liquidation price for the 4.20% Preferred Stock shall be the par value per share thereof; and the fixed liquidation premium thereon shall be an amount per share equal to the redemption premium at the time applicable thereto.

    5.5. 4.10% Preferred Stock. Effective June 29, 1954, there was created and established a series of Preferred Stock initially consisting of 120,000 shares, having the following relative rights and preferences:

    (a) Designation. The said series of Preferred Stock shall be designated as "4.10% Preferred Stock".

    (b)   Dividend Rate.  The fixed dividend rate shall be 4.10% per annum.

    (c) Redemption. The redemption price for the 4.10% Preferred Stock shall be the sum of the following: the par value per share plus a premium of $3.25 per share if redeemed on or prior to December 31, 1959; of $2.75 per share if redeemed thereafter and on or prior to December 31, 1964; of $2.25 per share if redeemed thereafter and on or prior to December 31, 1969; and of $1.75 per share if redeemed at any time thereafter, plus, in any case, an amount equal to all dividends accrued or in arrears on such stock to the date of redemption.

    (d) Liquidation. The fixed liquidation price for the 4.10% Preferred Stock shall be the par value per share thereof; and the fixed liquidation premium thereon shall be an amount per share equal to the redemption premium at the time applicable thereto.

    5.6. $2.10 Preferred Stock. Effective January 20, 1955, there was created and established a series of Preferred Stock initially consisting of 160,000 shares, having the following relative rights and preferences:

    (a) Designation. The said series of Preferred Stock shall be designated as "$2.10 Preferred Stock".

    (b)   Dividend Rate.  The fixed dividend rate shall be 4.20% per annum.

    (c) Redemption. The redemption price for the $2.10 Preferred Stock shall be the sum of the following: the par value per share plus a premium of $3.34 per share if redeemed on or prior to December 31, 1959; of $2.84 per share if redeemed thereafter and on or prior to December 31, 1964; of $2.34 per share if redeemed thereafter and on or prior to December 31, 1969; and of $1.84 per share if redeemed at any time thereafter, plus, in any case, an amount equal to all dividends accrued or in arrears on such stock to the date of redemption.

    (d) Liquidation. The fixed liquidation price for the $2.10 Preferred Stock shall be the par value per share thereof; and the fixed liquidation premium thereon shall be an amount per share equal to the redemption premium at the time applicable thereto.

                    Division F -- STATEMENT WITH RESPECT TO
                        PREFERENCE STOCK, PLAN SERIES A

    The designation of the series of Preference Stock outstanding on the date of filing of these Restated Articles, and the rate of dividends thereon, the price or prices at and the terms and conditions on which shares thereof may be redeemed, the amount payable in event of voluntary or involuntary liquidation, and the additional terms and conditions thereof, are as follows:

    6.1.  Designation and Amount; Special Purpose Issue.

    (A) The shares of this series of Preference Stock shall be designated as "Preference Stock, Plan Series A" and the number of shares constituting such series shall be three million five hundred thousand (3,500,000) (such series being hereinafter called the "Series A Preference Stock"); provided, however, that the Board of Directors shall, to the extent not prohibited by applicable law, have the power to (i) increase the number of shares constituting the Series A Preference Stock to a number not greater than the number of shares of the Preference Stock then authorized and unissued and (ii) decrease the number of shares constituting the Series A Preference Stock to a number not less than the number of shares of such series then outstanding, and any such increase or decrease may be effected without the consent or approval of the holders of the shares of Series A Preference Stock or any other capital stock then outstanding unless such consent or approval shall be specifically required by applicable law.

    (B) The shares of Series A Preference Stock shall be issued to one or more trustees each of which shall be acting on behalf of an employee stock ownership plan or other employee benefit plan of the Company or any Affiliate of the Company (any such employee stock ownership plan or other employee benefit plan of the Company or such Affiliate, as the same may be amended from time to time, being hereinafter sometimes called a "Plan"). Any transfer of shares of Series A Preference Stock, including a distribution to participants in a Plan and whether or not registered on the books of the Company, to any person other than the Company or the trustee of a Plan shall be deemed to constitute an irrevocable election by the transferee to exchange such shares for shares of DQE Common Stock as provided in Subdivision 6.4, notwithstanding the non-delivery to the Company of the certificates representing such shares of Series A Preference Stock or a notice of exchange, and, upon such transfer and without further act by the Company, the transferee shall have the right to receive a certificate or certificates for shares of DQE Common Stock as provided in, and subject to the conditions of, Subdivision 6.4 but shall not have any of the preferences, limitations, voting rights and special rights ascribed to shares of Series A Preference Stock hereunder. The pledge of Series A Preference Stock as collateral under any credit agreement for the financing or refinancing of the purchase of the Series A Preference Stock for the benefit of a Plan shall not constitute a transfer for purposes of this Subdivision 6.1. Certificates representing shares of Series A Preference Stock shall be legended to reflect the foregoing provisions of this Subdivision 6.1(B). Notwithstanding the foregoing provisions of this Subdivision 6.1(B), shares of Series A Preference Stock (i) may be exchanged for shares of DQE Common Stock as otherwise provided in Subdivision 6.4 hereof and (ii) shall be redeemable by the Company upon the terms and conditions provided in Subdivisions 6.5, 6.6 and 6.7 hereof.

    6.2.  Dividends.

    Subject to the provisions for adjustment hereinafter set forth, the dividend rate on the Series A Preference Stock shall be $2.80 per share per annum, payable quarterly, and the dates for the payment of dividends on the Series A Preference Stock shall be the first Business Day of January, April, July and

October of each year (each a "Dividend Payment Date") commencing January 2, 1992, such dividend to be paid to the holders of record on the related Record Date; provided, however, that if, as of a given Dividend Payment Date after January 2, 1992, $.70 is less than the amount determined by (A) multiplying

    (i) the amount of each cash dividend or other distribution per share of DQE Common Stock the Record Date for which occurred during the period commencing on the immediately preceding Dividend Payment Date and ending on the day next preceding such Dividend Payment Date, excluding, however, from the operation of this clause (i) any dividend or distribution which (x) constituted on Extraordinary Distribution or
          (y) was otherwise previously included in an Extraordinary Distribution Adjustment Amount, by

    (ii) the number of shares of DQE Common Stock for which each share of Series A Preference Stock was exchangeable as of the Record Date for such dividend or distribution and (B) taking the sum of the products resulting from such multiplications, then the dividend per share of Series A Preference Stock payable on such Dividend Payment Date shall be an amount equal to such sum (any such dividend being hereinafter called a "DQE Common Stock Equivalent Dividend"); and provided, further, that the Company may, subject to the immediately preceding proviso, pay, at any time or times during the period from and including the Record Date with respect to any Dividend Payment Date to and including such Dividend Payment Date, all or any portion of the dividend otherwise payable on such Dividend Payment Date to the holders of record as of such Record Date. Dividends on the Series A Preference Stock shall begin to accrue and be cumulative from the date of the initial issuance of shares of such series. Dividends accrued on the Series A Preference Stock for any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months, and shall be calculated based upon the dividend rate in effect during the quarterly period ended on the next preceding Dividend Payment Date.

    6.3. Liquidation, Dissolution or Winding-up. The liquidation value for the Series A Preference Stock shall be $35.50 per share, whether the transaction giving rise to the payment of such liquidation price shall be voluntary or involuntary (such amount being hereinafter called the "Liquidation Price").

    6.4.  Exchange for DQE Common Stock.

    (A) A holder of shares of Series A Preference Stock shall be entitled, at any time prior to the close of business on the date, if any, fixed for redemption of such shares pursuant to Subdivision 6.5, 6.6, or 6.7 hereof, to cause any or all of such shares to be exchanged for shares of DQE Common Stock, initially at an exchange ratio equal to one (1) share of DQE Common Stock for each share of Series A Preference Stock, which exchange ratio shall be adjusted as hereinafter provided (such exchange ratio, as so adjusted, rounded to the nearest thousandth, being hereinafter sometimes referred to as the "Exchange Ratio").

    (B) Any holder of shares of Series A Preference Stock desiring to exchange such shares for shares of DQE Common Stock shall surrender the certificate or certificates representing the shares of Series A Preference Stock being exchanged, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Company or such office or offices in the continental United States of an agent for exchange as may from time to time be designated by notice to the holders of Series A Preference Stock, accompanied by written notice of exchange. Such notice of exchange shall specify (i) the number of shares of Series A Preference Stock to be exchanged and the name or names in which the holder giving such notice wishes the certificate or certificates for DQE Common Stock, and for any shares of Series A Preference Stock not to be so exchanged, to be registered and (ii) the address to which such holder wishes delivery to be made of such new certificates to be delivered upon such exchange.

    (C) Upon surrender of a certificate representing a share or shares of Series A Preference Stock for exchange, the Company or the exchange agent, if any, shall cause to be delivered by hand (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of DQE Common Stock to which such holder shall be entitled upon such exchange. In the event that there shall have been surrendered a certificate or certificates representing shares of Series A Preference Stock, only part of which are to be exchanged, the Company or the exchange agent, if any, shall similarly cause to be delivered to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series A Preference Stock which shall not have been exchanged.

    (D) The exchange of shares of Series A Preference Stock for shares of DQE Common Stock made at the option of the holder thereof shall be deemed to be effective as of the earlier of (i) the delivery to such holder or such holder's designee of the certificates representing the shares of DQE Common Stock delivered upon such exchange and (ii) the commencement of business, at the principal executive office of the Company, on the second Business Day after the surrender of the certificate or certificates for the shares of Series A Preference Stock to be exchanged in accordance with the provisions of subsection
(B) of this Subdivision 6.4. At and after the time at which an exchange becomes effective, (i) the person or persons entitled to receive the DQE Common Stock deliverable upon such exchange shall, as between the Company and such person or persons, be deemed to be the record holder or holders of such shares of DQE Common Stock, no allowance or adjustment to be made in respect of dividends or other distributions payable to holders of DQE Common Stock in respect of any period prior to such time of effectiveness and (ii) such person or persons shall not have any of the preferences, limitations, voting rights and special rights ascribed to shares of Series A Preference Stock hereunder.

    (E) The Company may, but shall not be obligated to, deliver to holders of Series A Preference Stock a fractional share or shares of DQE Common Stock deliverable upon any exchange of shares of Series A Preference Stock. If the Company shall elect not to deliver a fractional share or shares, the Company shall either (i) make a cash payment in an amount equal to the Fair Market Value of such fractional share or shares of DQE Common Stock or (ii) deliver scrip or other evidence of ownership in such form and upon such terms and conditions as the Company shall deem advisable and as shall be required or permitted by applicable law.

    (F) Anything herein to the contrary notwithstanding, upon the exchange of shares of Series A Preference Stock as contemplated herein, the Company shall have the right to elect to deliver, or cause to be delivered, either (i) authorized but previously unissued, or previously issued but not then outstanding, shares of DQE Common Stock upon acquisition thereof from DQE or
(ii) authorized, previously issued and then outstanding shares of DQE Common Stock upon acquisition thereof other than from DQE.

    (G) If, at the time of any exchange of shares of Series A Preference Stock as contemplated by this Subdivision 6.4, there shall be in effect any shareholder rights plan pursuant to which DQE shall have undertaken to issue to holders of DQE Common Stock rights to acquire securities of DQE, the Company shall, upon such exchange, deliver to the holder or holders of the shares of DQE Common Stock for which such shares of Series A Preference Stock shall have been exchanged all rights appurtenant to such shares of DQE Common Stock to the extent such rights shall be separately tradable.

    (H) The Company shall purchase or otherwise acquire shares of DQE Common Stock, either from DQE or in the open market or otherwise, or a combination thereof, at such time or times and in such number or numbers as shall be necessary in order to enable the Company to deliver shares of DQE Common Stock pursuant to this Subdivision 6.4, all subject, however, to Subdivision 6.7(D).

    6.5.  Redemption At the Option of the Company.

    (A) The Series A Preference Stock shall be redeemable, in whole or in part, at the option of the Company (i) at any time on or after December 19, 1999 and (ii) if permitted by subsection (C) of this Subdivision 6.5, at any time prior to December 19, 1999, at the following percentages of the Liquidation
Price:

                    If Redeemed During
                    the Twelve-Month Period       Percentage of
                    Beginning December 19,        Liquidation Price
                    -----------------------       -----------------
                              1991                     107.90
                              1992                     107.11
                              1993                     106.32
                              1994                     105.53
                              1995                     104.74
                              1996                     103.95
                              1997                     103.16
                              1998                     102.37
                              1999                     101.58
                              2000                     100.79

and thereafter at 100% of the Liquidation Price, plus, in each case, an amount equal to all dividends accrued or in arrears thereon to the date fixed as the date of redemption.

    (B)   [This paragraph is intentionally deleted].

    (C) Notwithstanding anything to the contrary in subsection (A) of this Subdivision 6.5, if a Plan pursuant to which shares of Series A Preference Stock are then held by a trustee shall have been terminated, the Company may elect to redeem any or all of such shares at any time prior to December 19, 1999 on the terms set forth in subsection (A) of this Subdivision 6.5.

    (D) Anything herein to the contrary notwithstanding, if any shares of Series A Preference Stock called for redemption shall have been (i) exchanged for shares of DQE Common Stock in accordance with Subdivision 6.4 or (ii) redeemed with the redemption price being paid, in whole or in part, in shares of DQE Common Stock in accordance with subsection (E) of this Subdivision 6.5, then, in either case, there shall be paid over to the Company and/or returned to its general funds all money which, in connection with such redemption, shall have been set aside by the Company or deposited with a transfer or redemption agent and which shall be in excess of the amount, if any, payable to the holders of such shares of Series A Preference Stock pursuant to subsection (A) of this Subdivision 6.5.

    (E) Anything herein to the contrary notwithstanding, the Company, at its option, may make payment of the redemption price required upon redemption of shares of Series A Preference Stock pursuant to this Subdivision 6.5 or subsections (A) and (B) of Subdivision 6.6 hereof in cash or in shares of DQE Common

Stock, or in a combination of such shares and cash, any such shares of DQE Common Stock to be valued for such purpose at their Fair Market Value determined as of the date of redemption.

    6.6.  Other Redemption Rights.

    (A) Notwithstanding anything to the contrary in subsection (A) of Subdivision 6.5, if

               (i) there shall have been a change in the federal income tax laws of the United States of America or a determination by a court of competent jurisdiction, which, in either case, has the effect of terminating or materially reducing the deductibility for federal income tax purposes of dividends paid on any shares of Series A Preference Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), as in effect on the date shares of Series A Preference Stock are initially issued, or

               (ii) a Plan pursuant to which shares of Series A Preference Stock are then held by a trustee shall have been determined by the Internal Revenue Service not to be qualified within the meaning of Section 401(a) or
    Section 4975(e)(7), whichever may be applicable, of the Code,

the Company may elect to redeem any or all of such shares of Series A Preference Stock at a redemption price equal to the Liquidation Price plus an amount equal to all dividends accrued or in arrears thereon to the date fixed as the date of redemption; provided, however, that the notice of any such redemption shall be given on or prior to the first day which is nine months after the later of (x) the date of the enactment of such change, the date of such determination or the date of issuance of such regulations, as the case may be, and (y) the effective date of such change, determination or regulations, as the case may be.

    (B) Subject to any restriction of applicable law, each share of Series A Preference Stock shall be redeemed by the Company for cash or, if the Company so elects, in shares of DQE Common Stock, or a combination of such shares and cash (any shares of DQE Common Stock to be valued for such purpose in accordance with the provisions of Subdivision 6.5(E)), at a redemption price equal to the Liquidation Price plus an amount equal to all dividends accrued or in arrears thereon to the date fixed as the date of redemption, such redemption to be effected at the option of the holder in the event that the Plan as to which such holder acts as trustee is not determined by the Internal Revenue Service to be qualified within the meaning of Section 401(a) or Section 4975(e)(7), whichever may be applicable, of the Code.

    (C) Subject to any restriction of applicable law, each share of Series A Preference Stock shall be redeemed by the Company for cash or, if the Company so elects, in shares of DQE Common Stock, or a combination of such shares and cash (any such shares of DQE Common Stock to be valued for such purpose at their Fair Market Value on the next preceding Appraisal Date), at a redemption price equal to the greater of (a) the Liquidation Price plus an amount equal to all dividends accrued or in arrears thereon to the next preceding Appraisal Date and
(b) an amount equal to the aggregate Fair Market Value of the number of shares of DQE Common Stock for which each share of Series A Preference Stock could have been exchanged on the next preceding Appraisal Date, such redemption to be effected at the option of the holder when and to the extent necessary for such holder to satisfy an investment election provided to participants in accordance with, the Plan as to which such holder acts as trustee.

    6.7.  Merger, Consolidation, Other Combination, etc.

    (A) If DQE shall consummate any merger, consolidation, share exchange or similar business combination transaction, pursuant to which the outstanding shares of DQE Common Stock are exchanged solely for, or changed, reclassified or converted solely into, stock of any successor or resulting company (including DQE or the Company) that constitutes "qualifying employer securities" with respect to a holder of Series A Preference Stock within the meaning of Section 409(1) of the Code and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law (together with, if applicable, a cash payment or scrip or other evidence of ownership in lieu of fractional shares, if any), after such transaction each share of Series A Preference Stock shall be exchangeable, otherwise on the terms and conditions provided by Subdivision 6.4, for the number and kind of "qualifying employer securities" receivable in such transaction by a holder of the number of shares of DQE Common Stock for which such share of Series A Preference Stock could have been exchanged immediately prior to such transaction (together with, if applicable, a cash payment or scrip or other evidence of ownership of fractional shares, if any); provided, however, that if, by virtue of the structure of such transaction, a holder of DQE Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, then each share of Series A Preference Stock shall be exchangeable for the number and kind of "qualifying employer securities" (together with, if applicable, a cash payment or scrip or other evidence of ownership of fractional shares, if any) receivable in such transaction by a holder of the number of shares of DQE Common Stock for which a share of Series A Preference Stock could have been exchanged immediately prior to such transaction if such holder of DQE Common Stock had failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than "qualifying employer securities" and cash payment or scrip or other evidence of ownership, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of "qualifying employer securities" receivable upon such transaction is not the same for each non-electing share, then the kind and amount of "qualifying employer securities" deemed, for purposes of this subsection (A), to be receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares, shares held by the Company not to be counted in determining such plurality). The rights of the holders of the Series A Preference Stock shall successively be subject to adjustments pursuant to Subdivision 6.8 after any such transaction as nearly equivalent as practicable to the adjustments provided for by Subdivision 6.8 prior to such transaction.

    (B) If DQE shall consummate any merger, consolidation, share exchange or similar business combination transaction, pursuant to which the outstanding shares of DQE Common Stock are exchanged for, or changed, reclassified or converted into, stock or securities or cash or any other property (payable in kind), or any combination thereof, other than any such consideration which is constituted solely of "qualifying employer securities" (as referred to in subsection (A) of this Subdivision 6.7) and cash payments or scrip or other evidence of ownership in lieu of fractional shares, after such transaction each share of Series A Preference Stock shall be exchangeable, otherwise on the terms and conditions provided by Subdivision 6.4, for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable in such transaction by a holder of the number of shares of DQE Common Stock for which such shares of Series A Preference Stock could have been exchanged immediately prior to such transaction; provided, however, that if, by virtue of the structure of such transaction, a holder of DQE Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, then each share of Series A Preference Stock shall be exchangeable for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable in such transaction by a holder of the number of shares of DQE Common Stock for which such share of Series A Preference Stock could have been exchanged immediately prior to such transaction if such holder of DQE Common Stock had failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property deemed, for purposes of this subsection (B), to be receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares, shares held by the Company not to be counted in determining such plurality).

    (C) If DQE shall enter into any agreement providing for any merger, consolidation, share exchange or similar business combination transaction described in subsection (B) of this Subdivision 6.7, then the Company shall as soon as practicable after it has actual notice thereof (and in any event at least ten (10) Business Days before consummation of such transaction), give notice of such agreement and the material terms thereof to each holder of Series A Preference Stock and each such holder shall have the right, subject to any restrictions of applicable law, to elect, by written notice to the Company, to receive, immediately prior to the consummation of such transaction (and only if such transaction is consummated), from the Company, in redemption and retirement of such Series A Preference Stock and in lieu of the consideration provided in subsection (B) of this Subdivision 6.7, a cash payment equal to the amount payable in respect of shares of Series A Preference Stock upon redemption pursuant to Subdivision 6.5(A). No such notice of redemption shall be effective unless given to the Company prior to the close of business on the second Business Day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the second Business Day prior to consummation of such transaction.

    (D) If and to the extent that shares of Series A Preference Stock are to be exchangeable for consideration other than DQE Common Stock as a result of any merger, consolidation, share exchange or similar business combination transaction described in subsection (A) or (B) of this Subdivision 6.7 and are not to be redeemed pursuant to subsection (C) of this Subdivision 6.7, (i) the Company shall take such actions as shall be necessary or appropriate in order that the DQE Common Stock, if any, then held by it as contemplated by Subdivision 6.4(H) shall be exchanged for, or changed, reclassified or converted into, such consideration and (ii) the covenant contained in Subdivision 6.4(H) shall thereafter be deemed to relate to such consideration and not to DQE Common Stock.

    (E) If the Company shall consummate any merger, consolidation, share exchange or similar business combination transaction, the shares of Series A Preference Stock shall by virtue of such merger, consolidation, share exchange or similar business combination transaction be exchanged for, or changed, reclassified or converted into, preferred or preference stock of such successor or resulting company (or in the event such successor or resulting company is the Company, such shares shall remain outstanding as shares of Series A Preference Stock of the Company), in each case, having in respect to such company insofar as practicable the same preferences, limitations, voting rights and special rights (including the redemption rights provided by Subdivisions 6.5 and 6.6 and this Subdivision 6.7), that the Series A Preference Stock had immediately prior to such transaction. The rights of the preferred or preference stock of such successor or resulting company issued in exchange for the Series A Preference Stock, or, if the Company be the surviving corporation of such transaction, the Series A Preference Stock, shall successively be subject to adjustment pursuant to Subdivision 6.8 after any such transaction as nearly equivalent as practicable to the adjustments provided for by Subdivision 6.8 prior to such transaction. The Company shall not consummate any such merger, consolidation, share exchange or similar business combination transaction unless the successor or resulting company shall make appropriate provision for the authorization and issuance of preferred or preference stock in exchange for the Series A Preference Stock as aforesaid or into which the Series A Preference Stock shall be changed, reclassified or converted.

    6.8.  Anti-dilution Adjustments.

    (A) if DQE shall, at any time or from time to time while any of the shares of Series A Preference Stock are outstanding, (i) pay a dividend or make any other distribution in respect of the DQE Common Stock in shares of DQE Common Stock, (ii) subdivide the outstanding shares of DQE Common Stock or (iii) combine the outstanding shares of DQE Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of DQE (including a recapitalization effected by a merger or consolidation to which Subdivision 6.7 hereof does not apply) or otherwise, the Exchange Ratio in effect immediately prior to such action shall be adjusted by multiplying such Exchange Ratio by a fraction, the numerator of which is the number of shares of DQE Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of DQE Common Stock outstanding immediately before such event. An adjustment made pursuant to this subsection (A) of Subdivision 6.8 shall be given effect, in the case of such a dividend or distribution, as of the Record Date therefor and, in the case of such a subdivision, or combination, as of the effective date thereof.

    (B) (i) If DQE shall, at any time or from time to time while any of the shares of Series A Preference Stock are outstanding, issue, sell or exchange shares of DQE Common Stock (other than pursuant to (a) any right or warrant to purchase or acquire shares of DQE Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of DQE Common Stock), (b) any right to purchase or acquire DQE Common Stock pursuant to any shareholder rights plan or any rights agreement relating thereto or (c) any employee or director incentive, compensation or benefit plan or arrangement (including any employment, severance or consulting agreement) of DQE or any Affiliate of DQE heretofore or hereafter adopted) for a consideration having a Fair Market Value on the date of issuance, sale or exchange less than the Fair Market Value of such shares of DQE Common Stock on the date of issuance, sale or exchange thereof, then, subject to the provisions of subsections (D) and (E) of this Subdivision 6.8, the Exchange Ratio in effect immediately prior to such issuance, sale or exchange shall be adjusted by multiplying such Exchange Ratio by a fraction, the numerator of which shall be the product of

          (a) the Fair Market Value of a share of DQE Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange and

          (b) the sum of the number of shares of DQE Common Stock outstanding on such day plus the number of shares of DQE Common Stock so issued, sold or exchanged by DQE,

and the denominator of which shall be the sum of

          (c) the Fair Market Value of all the shares of DQE Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange and

          (d) the Fair Market Value of the consideration received by DQE in respect of such issuance, sale or exchange of shares of DQE Common Stock, as of the date of such receipt.

    (ii) If DQE shall, at any time or from time to time while any shares of Series A Preference Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of DQE Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of DQE Common Stock), other than any such issuance to holders of shares of DQE Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of DQE) and other than pursuant to (a) any shareholder rights plan or any rights agreement relating thereto or (b) any employee or director incentive, compensation or benefit plan or arrangement (including any employment, severance or consulting agreement) of DQE or any Affiliate of DQE heretofore or hereafter adopted, for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Non-Dilutive Amount, then, subject to the provisions of subsections (D) and (E) of this Subdivision 6.8, the Exchange Ratio in effect immediately prior to such issuance, sale or exchange shall be adjusted by multiplying such Exchange Ratio by a fraction, the numerator of which shall be the product of

        (a) the Fair Market Value of a share of DQE Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange and

        (b) the sum of the number of shares of DQE Common Stock outstanding on such day plus the maximum number of shares of DQE Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of DQE Common Stock could be acquired pursuant to such right or warrant at such time), and the denominator shall be the sum of

        (c) the Fair Market Value of all the Shares of DQE Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange,

        (d) the Fair Market Value of the consideration received by DQE in respect of such issuance, sale or exchange of such right or warrant, as of the date of such receipt, and

        (e) the Fair Market Value as of the time of such issuance of the consideration which DQE would receive upon exercise in full of all such rights or warrants.

    (C) If DQE shall, at any time or from time to time while any of the shares of Series A Preference Stock are outstanding, make or authorize an Extraordinary Distribution in respect of the DQE Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of DQE (other than a recapitalization or reclassification effected by a merger, consolidation or other combination to which Subdivision 6.7 applies) or effect a Pro Rata Repurchase of DQE Common Stock, the Exchange Ratio in effect immediately prior to the Record Date for such Extraordinary Distribution or the Effective Date of such Pro Rata Repurchase, as the case may be, shall, subject to subsections (D) and (E) of this Subdivision 6.8, be adjusted by multiplying such Exchange Ratio by a fraction, the numerator of which shall be the product of

    (i) the difference of (x) the number of shares of DQE Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus (y) in the case of a Pro Rata Repurchase, the number of shares of DQE Common Stock thereby repurchased by DQE and

    (ii) the Fair Market Value of a share of DQE Common Stock on the applicable Valuation Date, in the case of an Extraordinary Distribution, or on the applicable Effective Date, in the case of a Pro Rata Repurchase, as the case may be, and the denominator of which shall be the difference of

    (i)  the product of

         (x) the number of shares of DQE Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase and

         (y) the Fair Market Value of a share of DQE Common Stock on the applicable Valuation Date, in the case of an Extraordinary Distribution, or on the applicable Effective Date, in the case of a Pro Rata Repurchase, as the case may be, minus

    (ii) the Extraordinary Distribution Adjustment Amount relating to such Extraordinary Distribution or the aggregate purchase price paid in connection with such Pro Rata Repurchase, as the case may be.

An adjustment made pursuant to this subsection (C) of Subdivision 6.8 shall be given effect, in the case of an Extraordinary Distribution, as of the Record Date therefor and, in the case of a Pro Rata Repurchase, as of the Effective Date thereof.

    (D) Not withstanding any other provisions of this Subdivision 6.8, the Company shall not be required to make any adjustment of the Exchange Ratio unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exchange Ratio. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Exchange Ratio.

    (E) If DQE shall pay a dividend or make any other distribution on the DQE Common Stock or issue any DQE Common Stock, other capital stock or other security of DQE or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Exchange Ratio pursuant to the foregoing provisions of this Subdivision 6.8, the Board of Directors shall in its sole discretion consider whether such action is of such a nature that it adversely affects the holders of the Series A Preference Stock and that an adjustment to the Exchange Ratio should equitably be made in respect of such transaction. If in such case the Board of Directors determines that an adjustment to the Exchange Ratio should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors. The determination of the Board of Directors as to whether an adjustment to the Exchange Ratio should be made pursuant to this subsection (E), and, if so, as to what adjustment should be made and when, shall be final and binding on the Company and all shareholders of the Company. The Board of Directors may, but shall not be obligated to, make such additional adjustments in the Exchange Ratio, in addition to those required by this Subdivision 6.8, as shall be necessary in order that any dividend or distribution in shares of capital stock of DQE, subdivision, reclassification or combination of shares of stock of DQE or any recapitalization of DQE, or the exercise of the rights of exchange set forth in Subdivisions 6.4 and 6.7 shall not be taxable to holders of the Series A Preference Stock.

    (F) Whenever an adjustment to the Exchange Ratio is made pursuant hereto, the Company shall forthwith deliver to the transfer agents, if any, for the Series A Preference Stock, and file with the Secretary of the Company, a statement signed by two officers of the Company stating the adjusted Exchange Ratio determined as provided herein and the voting rights of the Series A Preference Stock reflecting a correlative adjustment. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Exchange Ratio, the Company shall mail a notice thereof and of the Exchange Ratio, as so adjusted, as well as the voting rights of the Series A Preference Stock reflecting a correlative adjustment, to each holder of Series A Preference Stock.

    6.9. Definitions. The terms defined in this Subdivision 6.9 shall for all purposes of the terms and provisions of the Preference Stock, Plan Series A of the Company have the meanings specified below, unless the context clearly requires otherwise:

          "Adjustment Period" shall mean, with respect to any date as of which the Fair Market Value of a security is to be determined, the period of five
    (5) consecutive trading days ending on and including such date.

          "Affiliate" of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, (a) "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the term "controlling" and "controlled" have meanings correlative to the foregoing, and (b) "person" means any individual, corporation, partnership, joint venture, trust or unincorporated organization.

          "Appraisal Date" shall mean the date or dates established from time to time by the Company for purposes of valuing the DQE Common Stock.

          "Board of Directors" shall mean the Board of Directors of the Company or, to the extent not prohibited by applicable law, any duly authorized committee thereof.

          "Business Day" shall mean any day other than a Saturday, Sunday or other day which is a legal holiday in Pennsylvania or is otherwise a day on which banking institutions in Pennsylvania are authorized by law or other governmental action to remain closed.

          "Code" shall have the meaning specified in Subdivision 6.6(A).

          "Composite Tape" shall mean the Composite Tape for New York Stock Exchange transactions.

          "Current Market Price" of DQE Common Stock or any other class of publicly traded capital stock or other security of DQE or any other issuer for a day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, on such day, in either case as reported on the Composite Tape or, if such security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on the NASDAQ National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported by NASDAQ, the average of the bid and asked prices for such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

          "Dividend Payment Date" shall have the meaning specified in Subdivision 6.2.

          "DQE" shall mean DQE, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania.

          "DQE Common Stock" shall mean the Common Stock of DQE, of the par value of $1 per share.

          "DQE Common Stock Equivalent Dividend" shall have the meaning specified in Subdivision 6.2(A).

          "Effective Date" shall have the meaning specified in the definition of "Pro Rata Repurchase" in this Subdivision 6.9.

          "Exchange Ratio" shall have the meaning specified in Subdivision
    6.4(A).

          "Extraordinary Distribution" shall mean any dividend or other distribution (the Record Date for which occurs while any shares of Series A Preference Stock are outstanding) of

          (a)  Cash, if the sum of

               (i)    the amount of such cash dividend or distribution,

               (ii) the aggregate amount of all other cash dividends and distributions made during the period of twelve consecutive calendar months ended the day next preceding the Record Date for such dividend or distribution (portions of a calendar month being counted as such), excluding, however, from such aggregate amount any dividend or distribution which was previously included in a DQE Common Stock Equivalent Dividend theretofore paid, and

               (iii) the aggregate amount of all Pro Rata Repurchases (for this purpose, including only the excess of the aggregate purchase price of each such Pro Rata Purchase over the aggregate Fair Market Value of the Shares for DQE Common Stock repurchased thereby as determined as of the Effective Date of such Pro Rata Repurchase), the Effective dates of which fall within the aforesaid twelve-month period, exceeds fifteen percent (15%) of the aggregate Fair Market Value of all shares of DQE Common Stock outstanding on the Record Date for such dividend or distribution and/or

          (b) shares of capital stock of DQE (other than shares of DQE Common Stock), other securities of DQE, evidences of indebtedness of DQE or any other person or any other property (including shares of any Affiliate of DQE), or any combination thereof.

          "Extraordinary Distribution Adjustment Amount" shall mean, with respect to any Extraordinary Distribution, the sum of

          (a)  the Fair Market Value of such Extraordinary Distribution and

          (b) the aggregate amount of cash dividends and other distributions paid or made during the twelve-month period applicable to the determination that such Extraordinary Distribution was an Extraordinary Distribution, excluding, however, from such aggregate amount any dividend or distribution which (i) constituted an Extraordinary

               Distribution, (ii) was otherwise previously included in an Extraordinary Distribution Adjustment Amount or (iii) was previously included in a DQE Common Stock Equivalent Dividend theretofore paid.

          "Fair Market Value" shall mean, as to cash, the amount of such cash, and, as to shares of publicly traded capital stock or securities of any issuer, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period; provided, however, that for purposes of subsection (C) of Subdivision 6.6 hereof, the Fair Market Value of shares of publicly traded capital stock or securities shall be the Current Market Price of such shares or securities on the next preceding Appraisal Date. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors available to make such determination, as determined in good faith by the Board of Directors.

          "Liquidation Price" shall have the meaning specified in Subdivision
    6.3.

          "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

          "NASDAQ National Market System" shall mean the National Market System of NASDAQ.

          "Non-Dilutive Amount" in respect of an issuance, sale or exchange by DQE of any right or warrant to purchase or acquire shares of DQE Common Stock (including any security convertible into or exchangeable for shares of DQE Common Stock) shall mean (a) the product of (i) the Fair Market Value of a share of DQE Common Stock on the trading day immediately preceding the first public announcement of such issuance, sale or exchange and (ii) the maximum number of shares of DQE Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (b) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of DQE Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of DQE Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of DQE Common Stock shall be deemed to be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by DQE.

          "NYSE" shall mean the New York Stock Exchange, Inc., and its successors and assigns.

          "Plan" shall have the meaning specified in Subdivision 6.1(B)

          "Pro Rata Repurchase" shall mean any purchase of shares of DQE Common Stock by DQE or any Affiliate thereof, whether for cash, shares of capital stock of DQE, other securities of DQE, evidences of indebtedness of DQE or any other person or any other property (including shares of an Affiliate of DQE), or any combination thereof, effected while any of the shares of Series A Preference Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of DQE Common Stock; provided, however, that no purchase of shares by DQE or any Affiliate thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of Subdivision 6.8 and this Subdivision 6.9, shares shall be deemed to have been purchased by DQE or any Affiliate thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18, as such rule is in effect under the Exchange Act on the date shares of Series A Preference Stock are initially issued by the Company, or on such other terms and conditions as the Board of Directors shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the DQE Common Stock. The "Effective Date" of a Pro Rata Repurchase shall mean the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer.

          "Record date", with respect to any dividend or other distribution on shares of capital stock, shall mean the date and time determined by the Board of Directors as of which the holders of record of such shares which are entitled to receive such dividend or other distribution shall be determined.

          "Series A Preference Stock" shall have the meaning specified in Subdivision 6.1(A)

          "Valuation Date" with respect to an Extraordinary Distribution shall mean the date that is five Business Days prior to the record date for such Extraordinary Distribution.

    6.10. Miscellaneous.

    (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by first class mail with postage prepaid, addressed: (i) if to the Company, to its principal executive office, Attention: Secretary, or to the transfer agent, if any, for the Series A Preference Stock, or other agent of the Company designated as permitted herein or (ii) if to any holder of the Series A Preference Stock to such holder at the address of such holder as listed in the stock record books of the Company (which may include the records of any transfer agent for the Series A Preference Stock) or (iii) to such other address as the Company or any such holder, as the case may be, shall have designed by notice similarly given.

    (B) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preference Stock or shares of DQE Common Stock or other securities delivered on account of Series A Preference Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preference Stock or the delivery of DQE Common Stock or other securities in a name other than that in which the shares of Series A Preference Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and the Company shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

    (C) In the event that a holder of shares of Series A Preference Stock shall not by written notice designate the name in which shares of DQE Common Stock to be delivered upon exchange of such shares should be registered or to whom payment upon redemption of shares of Series A Preference Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Company shall be entitled to cause the registration of such shares to be made, and to make such payment, in the name of the holder of such Series A Preference Stock as shown on the records of the Company and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Company.

    (D) The Company may appoint, and from time to time discharge and change, a transfer agent and/or exchange agent for the Series A Preference Stock. Upon any such appointment or discharge of a transfer agent or exchange agent, the Company shall send notice thereof to each holder of record of Series A Preference Stock.

    6/th/. Personal Liability of Directors.

    (a) To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no Director of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take action, as a Director.

    (b) This Article 6th shall not apply to any action filed prior to January 27, 1987, nor to any breach of performance or failure of performance of duty by a Director occurring prior to January 27, 1987. Any amendment or repeal of this
Article 6th which has the effect of increasing Director liability shall operate prospectively only, and shall not affect any action taken, or any failure to act, prior to its adoption.